Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of SulphCo, Inc. (the “Registrant”) on Form 10-K for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Larry D. Ryan, Chief Executive Officer of the Registrant, and Stanley W. Farmer, Vice President and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 6, 2009

/s/ Larry D. Ryan
Larry D. Ryan Chief Executive Officer

Date: March 6, 2009

/s/ Stanley W. Farmer
Stanley W. Farmer Vice President and Chief Financial Officer